UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2005

Diametrics Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	000-21982	41-1663185
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3050 Centre Pointe Drive, Suite 150, St. Paul, Minnesota		55113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-639-8035

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 14, 2005, Diametrics Medical. Inc. (the "Company") announced that its wholly owned subsidiary in the United Kingdom, TGC Research Limited ("TGC"), had acquired certain assets out of liquidation from the liquidator of Diametrics Medical Limited ("DML"). DML was formerly a wholly owned subsidiary of the Company that was placed into liquidation in November 2004. The assets purchased by TGC included certain equipment and intellectual property, including certain trademarks, of DML. The purchased assets are expected to form the core of a new product research and development program that TGC will begin implementing in early February 2005. This R&D program initially will be focused on bringing to market a line of products aimed at monitoring and controlling glucose on a continuous basis in critically ill patients in a hospital setting at the point-of-patient care. The cost of purchasing the assets was approximately $333,000, which was funded by part of the proceeds received by the Company in December 2004 from the sale of fixed price convertible notes due December 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diametrics Medical, Inc.

January 21, 2005	By:	W. Glen Winchell

Name: W. Glen Winchell
Title: Chief Financial Officer